Exhibit 10.5

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made and entered into as of this [•] day of [•], 20[•], by and among Mattress Firm Holding Corp. (the “Company”), a Delaware corporation and [•] (the “Indemnitee”).

WHEREAS, in light of the litigation costs and risks to directors and officers resulting from their service to companies, and the desire of the Company to attract and retain qualified individuals to serve as directors, it is reasonable, prudent and necessary for the Company to indemnify and advance expenses on behalf of its directors and/or officers to the extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern regarding such risks;

WHEREAS, the Company has requested that Indemnitee serve or continue to serve as a director and/or officer of the Company and may have requested or may in the future request that Indemnitee serve one or more Mattress Firm Entities (as hereinafter defined) as a director or officer or in other capacities;

WHEREAS, Indemnitee is willing to serve as a director and/or officer of the Company and Mattress Firm Entities on the condition that Indemnitee be so indemnified; and

WHEREAS, Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Indemnitee-Related Entity (as hereinafter defined) (or its affiliates), which Indemnitee, the Company and the Indemnitee-Related Entity (or its affiliates) intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement of and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve as a director of the Company.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.                                      Services by Indemnitee.  Indemnitee agrees to serve as a director and/or officer of one or more of the Company and the Mattress Firm Entities.  Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation under any other agreement or any obligation imposed by operation of law).

2.                                      Indemnification - General.  On the terms and subject to the conditions of this Agreement, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all losses, liabilities, judgments, fines, penalties, costs, amounts paid in settlement, Expenses (as hereinafter defined) and other amounts that Indemnitee reasonably incurs and that result from, arise in connection with or are by reason of Indemnitee’s Corporate Status (as hereinafter defined) and shall advance Expenses to Indemnitee.  The obligations of the Company under this Agreement (a) shall continue after such time as Indemnitee ceases to serve as a director or officer of the Company or in any other Corporate Status, and (b) include, without limitation, claims for monetary damages against Indemnitee in respect of any actual or alleged liability or other loss of Indemnitee, to the fullest extent permitted under applicable law (including, if applicable, Section 145 of the Delaware General Corporation Law) as in existence on the date hereof and as amended from time to time.

3.                                      Proceedings Other Than Proceedings by or in the Right of the Company.  If in connection with or by reason of Indemnitee’s Corporate Status Indemnitee was, is, or is threatened to be made, a party to or a participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company to procure a judgment in its favor, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all losses, liabilities, judgments, fines, penalties, costs amounts paid in settlement, Expenses and other amounts (including all interest, assessments and other charges paid or payable in connection with or in respect of such amounts paid in settlement) reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

4.                                      Proceedings by or in the Right of the Company.  If by reason of Indemnitee’s Corporate Status Indemnitee was, is, or is threatened to be made a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; provided, however, that indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged by a court of competent jurisdiction to be liable to the Company only if (and only to the extent that) the Court of Chancery of the State of Delaware or other court in which such Proceeding shall have been brought or is pending (the “Trial Court”) shall determine that despite such adjudication of liability and in light of all circumstances such indemnification may be made.

5.                                      Mandatory Indemnification in Case of Successful Defense.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to (or a participant in) and is successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, any Proceeding brought by or in the right of the Company), the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.  If Indemnitee is not wholly successful in defense of such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter.  For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, on substantive or procedural grounds, shall be deemed to be a successful result as to such claim, issue or matter.

6.                                      Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement or otherwise to indemnification by the Company for some or a portion of the Expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by Indemnitee or on behalf of Indemnitee in connection with a Proceeding or any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee to the fullest extent to which Indemnitee is entitled to such indemnification.

7.                                      Indemnification for Additional Expenses Incurred to Secure Recovery or as Witness.

(a)                                 The Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, shall advance on an as-incurred basis (as provided in Section 8 of this Agreement) such Expenses to Indemnitee, which are reasonably incurred by Indemnitee in connection with any action or proceeding or part thereof brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement, any other agreement, the Certificate of Incorporation or By-laws of the Company as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by any Mattress Firm Entity.

(b)                                 To the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness (or is forced or asked to respond to discovery requests) in any Proceeding to which Indemnitee is not a party, the Company shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the Company will advance on an as-incurred basis (as provided in Section 8 of this Agreement), all Expenses reasonably incurred by Indemnitee or on behalf of Indemnitee in connection therewith.

8.                                      Advancement of Expenses.  The Company shall, to the fullest extent permitted by law, pay on a current and as-incurred basis all Expenses incurred by Indemnitee in connection with any Proceeding in any way connected with, resulting from or relating to Indemnitee’s Corporate Status.  Such Expenses shall be paid in advance of the final disposition of such Proceeding, without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse

Determination has been or may be made, except as contemplated by the last sentence of Section 9(f) of this Agreement.  Upon submission of a request for advancement of Expenses pursuant to Section 9(c) of this Agreement, Indemnitee shall be entitled to advancement of Expenses as provided in this Section 8, and such advancement of Expenses shall continue until such time (if any) as there is a final non-appealable judicial determination that Indemnitee is not entitled to indemnification.

9.                                      Indemnification Procedures.

(a)                                 Notice of Proceeding.  Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses hereunder.  Any failure by Indemnitee to notify the Company will relieve the Company of advancement or indemnification obligations under this Agreement only to the extent the Company can establish that such omission to notify resulted in actual prejudice to it, and the omission to notify the Company will, in any event, not relieve the Company from any liability which it may have to indemnify Indemnitee otherwise than under this Agreement.  If, at the time of receipt of any such notice, the Company has director and officer insurance policies in effect, it will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.

(b)                                 Defense; Settlement.  Indemnitee shall have the sole right and obligation to control the defense or conduct of any claim or Proceeding with respect to Indemnitee.  The Company shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee or which potentially or actually imposes any cost, liability, exposure or burden on Indemnitee unless such settlement solely involves the payment of money or performance of any obligation by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters.  The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)                                  Request for Advancement; Request for Indemnification.

(i)                                     To obtain advancement of Expenses under this Agreement, Indemnitee shall submit to the Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee, and, only to the extent required by applicable law which cannot be waived, and a written undertaking to repay amounts advanced.  Any such repayment obligation shall be unsecured and shall not bear interest.   Advancement shall be made without regard to Indemnitee’s ability to repay amounts advanced.  The Company shall make advance payment of Expenses to Indemnitee no later than twenty (20) days after receipt of the written request for advancement (and each subsequent request for advancement) by Indemnitee.  If, at the time of receipt of any such written request for advancement of Expenses, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.  The Company shall thereafter keep such director and officer insurers informed of the status of the Proceeding or other claim, as appropriate to secure coverage of Indemnitee for such claim.

(ii)                                  To obtain indemnification under this Agreement, at any time after submission of a request for advancement pursuant to Section 9(c)(i) of this Agreement, Indemnitee may submit a written request for indemnification hereunder.  The time at which Indemnitee submits a written request for indemnification shall be determined by the Indemnitee in the Indemnitee’s sole discretion.  Once Indemnitee submits such a written request for indemnification (and only at such time that Indemnitee submits such a written request for indemnification), a Determination shall thereafter be made, as provided in and only to the extent required by Section 9(d) of this Agreement.  In no event shall a Determination be made, or be required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 8 and Section 9(c)(i) of this Agreement.  If, at the time of receipt of any such request for indemnification, the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.

(d)                                 Determination.  The Company agrees that Indemnitee shall be indemnified to the fullest extent permitted by law and that no Determination shall be required in connection with such indemnification unless specifically required by applicable law which cannot be waived.  In no event shall a Determination be required in connection with indemnification for Expenses incurred as a witness pursuant to Section 7 of this Agreement or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise.  Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within thirty (30) days after receipt of Indemnitee’s written request for indemnification pursuant to Section 9(d)(ii) and such Determination shall be made either (i) by the Disinterested Directors, even though less than a quorum, so long as Indemnitee does not request that such Determination be made by Independent Counsel, or (ii) if so requested by Indemnitee, in Indemnitee’s sole discretion, by Independent Counsel in a written opinion to the Company and Indemnitee.  If a Determination is made that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within twenty (20) days after such Determination.  Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination.  Any Expenses incurred by Indemnitee in so cooperating with the Disinterested Directors or Independent Counsel, as the case may be, making such determination shall be advanced and borne by the Company (irrespective of the Determination as to Indemnitee’s entitlement to indemnification) and the Company is liable to indemnify and hold Indemnitee harmless therefrom.

(e)                                  Independent Counsel.  In the event Indemnitee requests that the Determination be made by Independent Counsel pursuant to Section 9(d) of this Agreement, the Independent Counsel shall be selected as provided in this Section 9(e).  The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection by made by the Board of Directors, in which event the Board of Directors shall make such selection on behalf of the Company, subject to the remaining provisions of this Section 9(e)), and Indemnitee or the Company, as the case may be, shall give written notice to the other, advising the Company or Indemnitee of the identity of the Independent Counsel so selected.   The Company or Indemnitee, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to Indemnitee or the Company, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit.  If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 9(c)(ii) of this Agreement, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 9(d) of this Agreement.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(f) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).  Any expenses incurred by Independent Counsel shall be borne by the Company (irrespective of the Determination of Indemnitee’s entitlement to indemnification) and not by Indemnitee.

(f)                                   Consequences of Determination; Remedies of Indemnitee.  The Company shall be bound by and shall have no right to challenge a Favorable Determination.  If an Adverse Determination is made, or if for any other reason the Company does not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Company to make such payments or advances (and the Company shall have the right to defend its position in such Proceeding and to appeal any adverse judgment in such Proceeding).  Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a

Proceeding and to have such Expenses advanced by the Company in accordance with Section 8 of this Agreement.  If Indemnitee fails to challenge an Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a final judgment of a court of competent jurisdiction from which no appeal can be taken, then, to the extent and only to the extent required by such Adverse Determination or final judgment, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.

(g)                                  Presumptions; Burden and Standard of Proof.  The parties intend and agree that, to the extent permitted by law, in connection with any Determination with respect to Indemnitee’s entitlement to indemnification hereunder by any person, including a court:

(i)                                     it will be presumed that Indemnitee is entitled to indemnification under this Agreement, and the Mattress Firm Entities or any other person or entity challenging such right will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption;

(ii)                                  the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the applicable Mattress Firm Entity, and, with respect to any criminal action or proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful;

(iii)                               Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the applicable Mattress Firm Entity, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors of the applicable Mattress Firm Entity, or on the advice of legal counsel for the applicable Mattress Firm Entity or on information or records given in reports made to the applicable Mattress Firm Entity by an independent certified public accountant or by an appraiser or other expert or advisor selected by the applicable Mattress Firm Entity; and

(iv)                              the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of any of the Mattress Firm Entities or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.

The provisions of this Section 9(g) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

10.                               Insurance; Subrogation; Other Rights of Recovery, etc.

(a)                                 The Company shall use its reasonable best efforts to purchase and maintain a policy or policies of insurance with reputable insurance companies with A.M. Best ratings of “A” or better, providing Indemnitee with coverage for any liability asserted against, and incurred by, Indemnitee or on Indemnitee’s behalf by reason of Indemnitee’s Corporate Status, or arising out of Indemnitee’s status as such, whether or not the Company would have the power to indemnify Indemnitee against such liability.  Such insurance policies shall have coverage terms and policy limits at least as favorable to Indemnitee as the insurance coverage provided to any other director or officer of the Company.  If the Company has such insurance in effect at the time it receives from Indemnitee any notice of the commencement of an action, suit, proceeding or other claim, the Company shall give prompt notice of the commencement of such action, suit, proceeding or other claim to the insurers in accordance with the procedures set forth in the policy.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding or other claim in accordance with the terms of such policy.  The Company shall continue to provide such insurance coverage to Indemnitee for a period of at least six (6) years after Indemnitee ceases to serve as a director or officer or any other present Corporate Status.

(b)                                 In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against any other Mattress Firm Entity, and Indemnitee hereby agrees, as a condition to obtaining any advancement or indemnification from the Company, to assign to the Company all of Indemnitee’s rights to obtain from such other Mattress Firm Entity such amounts to the extent that they have been paid by the Company to or for the benefit of Indemnitee as advancement or indemnification under this Agreement and are adequate to indemnify Indemnitee with respect to the costs, Expenses or other items to the full extent that Indemnitee is entitled to indemnification or other payment hereunder; and Indemnitee will (upon request by the Company) execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit or enforce such rights.

(c)                                  The Company hereby unconditionally and irrevocably waives, relinquishes and releases, and covenants and agrees not to exercise (and to cause each of the other Mattress Firm Entities not to exercise), any rights that the Company may now have or hereafter acquire against any Indemnitee-Related Entity (or former Indemnitee-Related Entity) or Indemnitee that arise from or relate to the existence, payment, performance or enforcement of the Company’s obligations under this Agreement or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with any person or entity, including, without limitation, any right of subrogation (whether pursuant to contract or common law), reimbursement, exoneration, contribution or indemnification, or to be held harmless, and any right to participate in any claim or remedy of Indemnitee against any Indemnitee-Related Entity (or former Indemnitee-Related Entity) or Indemnitee, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Indemnitee-Related Entity (or former Indemnitee-Related Entity) or Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

(d)                                 The Company shall not be liable to pay or advance to Indemnitee any amounts otherwise indemnifiable under this Agreement or under any other indemnification agreement if and to the extent that Indemnitee has otherwise actually received payment under any insurance policy, contract, agreement or otherwise.  Notwithstanding the foregoing, (i) the Company hereby agrees that it is the indemnitor of first resort under this Agreement and any obligations it has to provide advancement and/or indemnification to Indemnitee (under this Agreement or otherwise) are primary, and any obligation of any Indemnitee-Related Entity (or any affiliate thereof, other than an Mattress Firm Entity), or any obligation of any insurer providing insurance coverage under any policy purchased or maintained by any Indemnitee-Related Entity (or by any affiliate thereof, other than an Mattress Firm Entity) or of any insurer providing insurance coverage to Indemnitee under any personal umbrella liability insurance policy, to provide advancement, indemnification or insurance coverage for the same amounts incurred by Indemnitee are secondary, and (ii) if any Indemnitee-Related Entity (or any affiliate thereof other than a Mattress Firm Entity) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with Indemnitee, then (x) such Indemnitee-Related Entity (or such affiliate, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (y) the Company shall fully indemnify, reimburse and hold harmless such Indemnitee-Related Entity (or such other affiliate) for all such payments actually made by such Indemnitee-Related Entity (or such other affiliate).

(e)                                  The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee in respect of or relating to Indemnitee’s service at the request of the Company as a director, officer, employee, fiduciary, representative, partner or agent of any other Mattress Firm Entity shall be reduced by any amount Indemnitee has actually received as payment of indemnification or advancement of Expenses from such other Mattress Firm Entity, except to the extent that such indemnification payments and advance payment of Expenses when taken together with any such amount actually received from other Mattress Firm Entities or under director and officer insurance policies maintained by one or more Mattress Firm Entities are inadequate to fully pay all costs, Expenses or other items to the full extent that Indemnitee is otherwise entitled to indemnification or other payment hereunder.

(f)                                   Except for the rights set forth in Sections 10(c), 10(d) and 10(e) of this Agreement, the rights to indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time, whenever conferred or arising, be entitled under applicable law, under the Mattress Firm Entities’ Certificates of Incorporation or By-Laws, or under any other agreement, vote of stockholders or resolution of directors of any Mattress Firm Entity, or otherwise.  Indemnitee’s rights under this Agreement are present contractual rights that fully vest upon Indemnitee’s first service as a director or officer of the

Company.  The Parties hereby agree that Sections 10(c), 10(d) and 10(e) of this Agreement shall be deemed exclusive and shall be deemed to modify, amend and clarify any right to indemnification or advancement provided to Indemnitee under any other contract, agreement or document with any Mattress Firm Entity.

(g)                                  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in the General Corporation Law of the State of Delaware (or other applicable law), whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Mattress Firm Entities’ Certificates of Incorporation or By-Laws and this Agreement, it is the intent of the parties hereto that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

11.                               Employment Rights; Successors; Third Party Beneficiaries.

(a)                                 This Agreement shall not be deemed an employment contract between the Company and Indemnitee. This Agreement shall continue in force as provided above after Indemnitee has ceased to serve as a director and/or officer of the Company or any other Corporate Status.

(b)                                 This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee’s heirs, executors and administrators.

(c)                                  The Indemnitee-Related Entity is an express third party beneficiary of this Agreement, is entitled to rely upon this Agreement, and may specifically enforce the Company’s obligations hereunder (including but not limited to the obligations specified in Section 10 of this Agreement) as though a party hereunder.

12.                               Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

13.                               Exception to Right of Indemnification or Advancement of Expenses.  Notwithstanding any other provision of this Agreement and except as provided in Section 7(a) of this Agreement or as may otherwise be agreed by the Company, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding brought by Indemnitee (other than a Proceeding by Indemnitee (i) by way of defense or counterclaim, (ii) to enforce Indemnitee’s rights under this Agreement or (iii) to enforce any other rights of Indemnitee to indemnification, advancement or contribution from the Company under any other contract, by-laws or charter or under statute or other law, including any rights under Section 145 of the Delaware General Corporation Law), unless the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company.

14.                               Definitions.  For purposes of this Agreement:

(a)                                 “Board of Directors” means the board of directors of the Company.

(b)                                 “Certificate of Incorporation” means, with respect to any entity, (i) in the case of the Company, its certificate of incorporation, and (ii) in the case of any other entity, its certificate of incorporation, articles of incorporation or similar constituent document.

(c)                                  “Corporate Status” describes the status of a person by reason of such person’s past, present or future service as a director or officer of the Company (including, without limitation, one who serves at the request of the Company as a director, officer, employee, fiduciary or agent of any other Mattress Firm Entity).

(d)                                 “Indemnitee-Related Entity” means J.W. Childs Associates, Inc., so long as an individual affiliated with the Indemnitee-Related Entity, or with any of the affiliates of the Indemnitee-Related Entity, serves as a director of any Mattress Firm Entity.

(e)                                  “Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”).  An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

(f)                                   “Disinterested Director” means director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(g)                                  “Expenses” shall mean all reasonable direct and indirect costs, fees and expenses of any type or nature whatsoever and shall specifically include, without limitation, all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness, in, or otherwise participating in, a Proceeding, including, but not limited to, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such Expenses, and shall also specifically include, without limitation, all reasonable attorneys’ fees and all other expenses incurred by or on behalf of Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement, contribution or any other right provided by this Agreement.  Expenses shall also include amounts paid in settlement by Indemnitee and the amounts of judgments or fines against Indemnitee.

(h)                                 “Independent Counsel” means, at any time, any law firm, or a member of a law firm, that (a) is experienced in matters of corporation law and (b) is not, at such time, or has not been in the five years prior to such time, retained to represent: (i) any Mattress Firm Entity or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnities under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto and to be jointly and severally liable therefor.

(i)                                     “Mattress Firm Entity” means the Company and any of its subsidiaries and any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise with respect to which Indemnitee serves as a director, officer, employee, partner, representative, fiduciary or agent, or in any similar capacity, at the request of the Company, as applicable.

(j)                                    “Proceeding” includes any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as director or officer of any Mattress Firm Entity (in each case whether or not he is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement).

15.                               Reliance; Integration.

(a)                                 The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director and/or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director and/or officer of the Company.

16.                               Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in a writing identified as such by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17.                               Notice Mechanics.  All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been direct, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)                                 If to Indemnitee to:

[c/o [•]]

[Address]

Attn:  [Name of Indemnitee]

with a copy to:

[Outside Counsel]

[Address]

Attn:  [•]

(b)                                 If to the Company, to:

Mattress Firm Holding Corp.

5815 Gulf Freeway

Houston, Texas 77023

Attention: General Counsel

or to such other address as may have been furnished (in the manner prescribed above) as follows:  (a) in the case of a change in address for notices to Indemnitee, furnished by Indemnitee to the Company and (b) in the case of a change in address for notices to the Company, furnished by the Company to Indemnitee.

18.                               Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for reasonably incurred Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its other directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

19.                               Governing Law; Submission to Jurisdiction; Appointment of Agent for Service of Process.  This Agreement and the legal relations among the parties shall, to the fullest extent permitted by law, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  The Company and Indemnitee hereby irrevocably and unconditionally

(i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Trial Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Trial Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Trial Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Trial Court has been brought in an improper or otherwise inconvenient forum.

20.                               Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

21.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.

22.                               Construction.  Whenever required by the context, as used in this Agreement the singular number shall include the plural, the plural shall include the singular, and all words herein in any gender shall be deemed to include (as appropriate) the masculine, feminine and neuter genders.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:	Mattress Firm Holding Corp.

By:
Name:
Title:

Indemnitee:	Name:

[Signature Page to Indemnification Agreement]